Exhibit 10.2

FIRST AMENDMENT TO

TEMPORARY HELP SERVICES SUBCONTRACT

This FIRST AMENDMENT TO TEMPORARY HELP SERVICES SUBCONTRACT (the “First Amendment”) is made as of this 22nd day of August, 2008 (the “Effective Date”), by and between Koosharem Corp., a California corporation d/b/a Select Staffing, located at 3820 State Street, Santa Barbara, CA 93105 (“Koosharem”), and ClearPoint Resources, Inc., a Delaware corporation, located at 1600 Manor Drive, Suite 110, Chalfont, PA 18914 (“CPR”). Select and CPR shall each be a “Party” and shall collectively be the “Parties”.

B A C K G R O U N D

WHEREAS, Koosharem and CPR are parties to a Temporary Help Services Subcontract, dated April 8, 2008 (the “Original Agreement”); and

WHEREAS, Koosharem and CPR desire to amend the Original Agreement as further set forth herein.

NOW THEREFORE, in consideration of the covenants, representations and warranties contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Koosharem and CPR, intending to be legally bound hereby, agree as follows:

1. Section A.1.1. Section A.1.1 of the Original Agreement is hereby deleted in its entirety and replaced with the following:

“1.1 “COMPANY Event” shall mean (a) a material breach of this Agreement by COMPANY, where such material breach remains uncured for a period of fifteen (15) days following COMPANY’S receipt of written notice of such breach, (b) a failure of COMPANY to make any payment required hereunder to SELECT when due, where such failure to pay remains uncured for a period of five (5) days following the due date; provided, however, use of the cure period more than three (3) times in any rolling twelve (12) month period shall result in the elimination of the cure period for a period of six (6) months, (c) a failure of COMPANY to pay SELECT any monies due to SELECT from Philip Morris in accordance with the terms of the PM Agreement for services rendered by SELECT to Philip Morris, where such failure to pay remains uncured for a period of five (5) days following the due date; provided, however, if COMPANY’S failure to pay SELECT, in accordance with the terms of the PM Agreement, any monies due to SELECT from Philip Morris is the result of COMPANY setting-off such funds against monies owed to COMPANY under this Agreement, then such failure to pay shall not be deemed a COMPANY Event, (d) if COMPANY shall file a voluntary petition for bankruptcy, or (e) if COMPANY has an involuntary petition under any bankruptcy law filed against it which petition has not been dismissed or set aside within sixty (60) days of its filing.”

2. Section A.1.6. Section A.1.6 shall be added to the Original Agreement, Section A.1.6 to read as follows:

“1.6 “PM Agreement” shall mean that certain Supplier Agreement, dated March 29, 2006, by and between Quantum Resource Corporation, a subsidiary of CPR, and Remedy Temporary Services, Inc., a subsidiary of Koosharem.”

3. Section G.1.2. Section G.1.2 of the Original Agreement is hereby deleted in its entirety and replaced with the following:

“1.2 Fee. For twenty-eight (28) consecutive months, SELECT shall pay to COMPANY twenty-five percent (25%) of each month’s gross sales generated by the Customers and the Contracts as well as, without duplication, by any location (city, county, town, etc.) where COMPANY had an office (either directly or via Optos or TZG) in accordance with the Location Revenue in Section 1.6 below (the “Fee”). In no instance will any monthly Fee payment exceed $250,000. Each Fee payment shall be made no later than the fifth (5th) business day of each calendar month. The first Fee payment hereunder shall be made on September 5, 2008.”

4. Section G.1.3. Section G.1.3 of the Original Agreement is hereby deleted in its entirety and replaced with the following:

“1.3 Acceleration. Subject to the following sentence, upon the occurrence of a SELECT Event, SELECT shall pay the COMPANY (a) $12,000,000, less monthly Fee payments made prior to or on August 20, 2009, if the SELECT Event occurs prior to August 20, 2009, or (b) $6,000,000, less monthly Fee payments made on or after August 21, 2009, if the SELECT Event occurs anytime during the period beginning on August 21, 2009 and ending after the final Fee payment is paid. If the SELECT Event is either Section A.1.3(c) or A.1.3(d), then SELECT shall pay the Company $16,800,000.”

5. Section G.1.5. Section G.1.5 of the Original Agreement is hereby deleted in its entirety.

6. Section J.1.1. Section J.1.1 of the Original Agreement is hereby deleted in its entirety and replaced with the following:

“1.2 Term. Unless sooner terminated in accordance with this Section J, the term (the “Term”) of this Agreement shall expire following the payment of all Fees owed hereunder.”

7. Effective Date. The amendments and/or modifications to the Original Agreement set forth in this First Amendment shall be deemed effective as of August 22, 2008.

8. Amendment. Except as expressly amended or modified by this First Amendment, the Original Agreement is ratified and confirmed and is in full force and effect.

[SIGNATURES ON FOLLOWING PAGE]

IN WITNESS WHEREOF, the parties hereto, by their duly authorized officers, have executed this First Amendment to Temporary Help Services Subcontract as of the date first written above.

CPR:

CLEARPOINT RESOURCES, INC.

By:	/s/ Mike Traina
Name:	Mike Traina
Title:	CEO

SELECT:

KOOSHAREM CORP. D/B/A SELECT STAFFING

By:	/s/ Paul J. Sorensen
Name:	Paul J. Sorensen
Title:	President

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